CAMERON ENTERPRISES, A LIMITED PARTNERSHIP (CELP) - OK<F2>
                         73-1267299

CELP Ltd. Agency, Inc.
100% - OK
73-1369092

     North American
     Ins. Agency, Inc.
     (NAIA)
     91.5% - OK
     73-0687265

          Shade Works, LLC    Agar Ins. Agency, Inc.   North American Ins.
          33.33% - OK         95.4% - OK               Agency of
          73-1475654          73-0675989               Colorado, Inc.
                                                       100% - CO
                                                       84-0599059

          N.A.I.A. of         North American           North American
          Louisiana, Inc.     Insurance Agency of      Ins. Agency of
          100% - LA           New Mexico, Inc.         Tulsa, Inc.
          72-0761691          100% - NM                100% - OK
                              85-0441542               73-0778755

          North American      N.A.I.A. Ins. Agency,
          Ltd. Agency, Inc.   Inc.
          100% - OK           100% - OK
          73-1356772          73-1527682

     National Ins.
     Marketers Agency,
     Inc.
     100% - OK
     73-1437538

American Fidelity Corp.
(AFC)
94.0% - NV
73-0966202

     Market Place Realty     American Mortgage        Security General
     Corp. (MPRC)            & Investment Co.         Life Ins. Co.
     100% - OK               (AMICO)                  (SGL)<F1>
     73-1160212              98.7% - OK               100% - OK
                             73-1232134               73-0741925
                                                      NAIC #68691

                                Holliday Mortgage Corp.
                                100% - OK
                                73-1284635

     Concourse C, Inc.       American Fidelity        Cimarron
     100% - OK               Property Co. (AFPC)      Investment
     73-1505641              100% - OK                Co., Inc.
                             73-1290496               100% - KS
                                                      48-0759023
                                Home Rentals, Inc.
                                100% - OK
                                73-1364226

                                Western Partners, L.L.C.
                                100% - OK
                                73-1544275

     Shade Works, LLC
     16.67% - OK
     73-1475634

     American Fidelity
     Assurance Co.<F1>
     (AFA)
     100% - OK
     73-0714500
     NAIC #60410

          AF Apartments, Inc.   American Fidelity        American Fidelity
          100% - OK             Securities, Inc.         Ltd. Agency, Inc.
          73-1512985            (AFS)                    (AFLA)
                                100% - OK                100% - OK
                                73-0783902               73-1352430

                                                           American
                                                           Fidelity
                                                           General
                                                           Agency, Inc.
                                                           (AFGA)
                                                           100% - OK
                                                           73-1352431

          Balliet's, L.L.C.     Apple Creek
          75% - OK              Apartments, Inc.
          73-1529608            100% - OK
                                73-1408485

     ASC Holding, L.L.C.
     75% - OK
     73-1528120

          InvesTrust, N.A.      Asset Services Co.,
          100% - OK             L.L.C.
          73-1546867            100% - OK
                                73-1547246

     American Fidelity
     International
     Holdings, Inc.
     100% - OK
     73-1421879

          American Fidelity     American Fidelity
          Offshore              Care, LLC
          Investments, Ltd.     33% - OK
          100% - Bermuda        73-1424864
          NAIC #20400
          Reg. #EC20754

            American Fidelity       American Fidelity     Covenant
            (Cypress) Ltd.<F3>      (China), Ltd.<F3>     Underwriters
            99% - Republic of       93% - Bermuda         (Bermuda) Ltd.<F3>
            Cypress                                       33.33% - Bermuda

               Soyuznik Insurance
               Co.<F3>
               34% - Russian
               Federation

            Mari El Development     Pacific World
            Corporation Limited     Holdings, Ltd.<F3>
            51.3% - Republic of     55% - Labuan
            Cyprus
            Reg. #7035
_______________

<F1>  Insurance Company

<F2>  A Limited Partnership

<F3>  No tax or registration numbers

NOTE: All of the above organizations are corporations that have the word Company, Inc., or Corp. The above organizations which have the letters L.L.C. or L.C. are limited liability companies.